    As filed with the Securities and Exchange Commission on December 18, 1998
                                                      Registration No. 333-66679

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)

          Ohio                         5047                    31-1282391
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
      of incorporation         Industrial Classification    Identification No.)
      or organization)              Code Number)

                           ---------------------------

                               6189 Memorial Drive
                               Dublin, Ohio 43107
                                 (614) 793-9356
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                           ---------------------------

                          David J. Richards, President
                                  NetMed, Inc.
                               6189 Memorial Drive
                               Dublin, Ohio 43017
                                 (614) 793-9356
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                          Copies of Correspondence to:
                           William J. Kelly, Jr., Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2136

                           ---------------------------

Approximate date of commencement of proposed sale of the securities to the public:___________________ From time to time after the Effective Date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                                 Proposed Maximum     Proposed Maximum        Amount of
   Title of Each Class of                          Amount to be   Offering Price      Aggregate Offering    Registration
 Securities to be Registered                        Registered      Per Share*             Price*               Fee*
------------------------------------------------------------------------------------------------------------------------

Common stock, without par value.....................8,000,000         $ .375              $3,000,000             $834

========================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Stock as reported on the American Stock Exchange on October 27, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these in any state where the offer or sale is not permitted.



                    SUBJECT TO COMPLETION - DECEMBER 18, 1998



PROSPECTUS

                                8,000,000 SHARES


                                  NETMED, INC.
                               6189 Memorial Drive
                               Dublin, Ohio 43017
                                 (614) 793-9356


                                  COMMON STOCK
                               (without par value)



This prospectus relates to the sale of up to 8,000,000 shares of our common stock which we may issue to holders of Series A, 6% Convertible Preferred Stock who convert that preferred stock into shares of common stock. The issuance of common stock upon conversion of the preferred stock is not covered by this prospectus, but rather only the resale of such common stock. The shares of common stock which are the subject of this prospectus also include 511,653 shares of common stock that were issued upon conversion of certain debentures previously sold by us.


Our common stock is currently listed on the American Stock Exchange under the symbol "NMD." On December 17, 1998, the last reported sale price of our common stock on the American Stock Exchange was $0.25 per share.



THERE ARE CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING SHARES IN THIS OFFERING. SEE "RISK FACTORS" BEGINNING ON PAGE 3.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December __, 1998.

                                TABLE OF CONTENTS


                                                                         PAGE

Prospectus Summary ....................................................     3

Risk Factors...........................................................     3

Available Information..................................................     7

Information Incorporated By Reference..................................     8

Forward Looking Statements.............................................     9

The Company............................................................     9

Recent Developments....................................................    10

Use of Proceeds........................................................    10

Selling Shareholder....................................................    10

Plan of Distribution...................................................    12

Description of Capital Stock...........................................    12

Certain Provisions Of Articles and Regulations.........................    13

Experts................................................................    15

Legal Matters..........................................................    16

                               PROSPECTUS SUMMARY


         The shares offered by this prospectus consist of up to 8,000,000 common shares (the "Shares"), without par value (the "Common Stock") of NetMed, Inc., an Ohio corporation. We may issue the Common Stock to investors who convert their Series A, 6% Convertible Preferred Stock ("Preferred Stock"). The Preferred Stock will be issued on or about the date of this prospectus. As of the date of this prospectus, 100,000 shares of the Preferred Stock are outstanding. Pursuant to an exchange agreement between us and the holders of the Preferred Stock, the Preferred Stock was issued in exchange for certain debentures issued by us in August, 1997. The number of shares registered for sale by the registration statement equals 150% of the number of shares into which the Preferred Stock was convertible as of October 27, 1998, assuming the Preferred Stock was fully converted on that date plus shares of Common Stock previously issued to the holders on conversion of the debentures. We have registered 150% of the number of shares which may be converted at this time since the number of shares of Common Stock which can be obtained from the conversion of the Preferred Stock increases as the price of the Common Stock decreases. For a further description of the terms of the Preferred Stock, see "Selling Shareholders."

         This prospectus covers the sale of the Shares by the selling shareholders. The Shares may be offered from time to time by the selling shareholders. We will pay all expenses of the registration. However, any brokers' or underwriters' fees or commissions will be paid by the selling shareholders. We will not receive any proceeds from the sale of the Shares by the selling shareholders.

         The selling shareholders have not advised us of any specific plans for the distribution of the Shares covered by this prospectus. However, we anticipate that the Shares will be sold from time to time primarily in transactions on the American Stock Exchange at the then current market price, although sales may also be made in negotiated transactions or otherwise. The selling shareholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."





                                  RISK FACTORS


         Investment in the securities being sold involves a high degree of risk, including, but not limited to, the risk factors described below. Prospective investors should carefully consider the following risk factors, in addition to the other information in this prospectus, in evaluating an investment in the securities sold.

RISKS RELATING TO NEW OPERATIONS

         We are in the early stage of our operations. Therefore we are subject to risks incident to any new business, including the absence of earnings. We have to date had limited income from operations, and as of September 31, 1998 have a retained deficit of $6,380,911. While we intend to complete development and begin selling the OxyNet(R) oxygen concentration system, we have to date focused our efforts primarily on the marketing of the PAPNET(R) Testing System. Until a successful commercial launch of the oxygen product (which is not assured) we will be dependent upon the successful marketing of the PAPNET System for revenues.

RISKS RELATING TO FUTURE CAPITAL NEEDS


         We cannot accurately predict the extent of our future capital needs. However, we will likely incur substantial expenditures during 1998 and 1999 to complete development and commercialization of the OxyNet oxygen concentrator. We do not currently have adequate funds to accomplish this objective, and anticipate that we may need to raise additional capital in 1999. We are unsure whether capital will be available at that time.


RISKS RELATING TO SHAREHOLDER DILUTION, PREFERENCES


If we issue equity securities to raise funds, each current shareholder's interest may be reduced.

Further, such equity securities may have rights, preferences or privileges senior to the Common Stock.


RISKS RELATING TO DIVIDENDS


         We have not paid and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings for the development and expansion of our business. We have accumulated substantial losses since our inception. There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow.


RISKS RELATING TO KEY EMPLOYEES


         The success of our operations is highly dependent upon David J. Richards, our founder and President, as well as its other key executive officers. The loss of any of these persons could have a materially adverse effect on us.


RISKS RELATING TO NEUROMEDICAL SYSTEMS, INC.

         We obtain all of the information relating to the PAPNET Testing System and service from Neuromedical Systems, and in most cases cannot independently verify this information. Therefore, we are dependent on Neuromedical Systems to accurately report the results of clinical studies and other data relating to the capabilities and performance of the PAPNET Testing System.

         We have no ownership rights in the PAPNET technology. Neuromedical Systems has granted us exclusive rights with respect to the marketing of the PAPNET Testing System and service in certain geographic territories. Therefore, our business is dependent upon a number of factors, many of which are controlled by Neuromedical Systems. These factors include:


o maintaining the PAPNET Testing System's compliance with FDA and other regulatory requirements

o        maintenance of the technological advantages of the PAPNET Testing
         System

o        maintenance of product liability insurance

o the ability to manufacture and deliver the equipment required to operate the PAPNET Testing System


Further, Neuromedical Systems is in a stage of development that may require additional funding for its operations. In the event that Neuromedical Systems should fail to perform in any of these areas, or in any others that could affect its licensees, such failure could have an adverse effect on us and our business.

         Additional risks relating to the business of Neuromedical Systems which may have an impact on us are set forth in Neuromedical Systems's periodic reports filed with the SEC, including its Annual Report on Form 10-K.

RISKS RELATING TO LICENSE AGREEMENTS

          Our marketing rights for the PAPNET Testing System and the revenues generated by these activities are governed by the terms of our licenses from Neuromedical Systems (the "Licenses"). The Licenses impose significant territorial and other restrictions on our marketing rights, and place certain limitations on the amounts of royalty revenues which we can generate through the marketing of the PAPNET Testing System and Service.






RISKS RELATING TO PATENTS

         The technologies underlying the PAPNET System and the OxyNet oxygen concentrator are protected by various patents. There can be no assurance that these patents will afford protection from material infringement by third parties or that such patents will not be challenged. We and Neuromedical Systems also rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality agreements with employees, consultants and other parties. All of our employees, with the exception of clerical employees, are required to sign a confidentiality agreement with us. To date, all employees required to sign confidentiality agreements have done so. There can be no assurance that these agreements will not be breached, that there will be adequate remedies for any breach or that our trade secrets will not otherwise become known to, or independently developed by, competitors. Litigation is currently pending between

Neuromedical Systems and a competitor over alleged infringement of Neuromedical Systems's patents.

         There has been extensive litigation in the medical device industry regarding patents and other intellectual property rights. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial. There can be no assurance that necessary licenses would be available to Neuromedical Systems or us on satisfactory terms or at all. Adverse determinations as to the PAPNET and OxyNet patents could:


o        limit or destroy the value of our license rights to these technologies

o        subject us to significant liabilities from third parties

o        require us to seek licenses from third parties

o        prevent us from manufacturing or selling these products

Any of these determinations could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO THE COMMON SHARES

         Our directors, executive officers and principal shareholders (5% or greater) collectively beneficially own or have the right to acquire under currently exercisable options approximately 25% of the outstanding Common Stock. As a result, these shareholders will be able to exercise significant influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control.


         We had 11,987,605 common shares outstanding as of December 16, 1998. Approximately 1,925,000 shares are held by affiliates of NetMed who will be entitled to resell them only pursuant to a registration statement under the Securities Act or an applicable exemption from registration. In August 1997, we sold $3 million in principal amount of Debentures convertible into Common Stock at a discount to the market price at the time of conversion. These Debentures will be exchanged for Preferred Stock pursuant to the exchange agreement on or about the time this Registration Statement becomes effective. If the $1,502,000 in stated value of the Preferred Stock issued in the exchange were converted at the prevailing market price on that date approximately _________ additional shares of Common Stock would be issued. This registration statement will cover all such shares to be resold to the public. Such resales may adversely affect the pricing and volatility of trading in the Common Stock. See "Selling Shareholders."

RISKS RELATING TO OUR LISTING ON THE AMERICAN STOCK EXCHANGE


         Although the Common Stock is currently listed for trading on the American Stock Exchange, trading volume has been limited. There can be no assurance that there will continue to be an active and liquid trading market. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth and developmental stage companies. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of new or enhanced services or related products by us or our competitors may have a significant impact on the market price of the Common Stock.

         In addition, the staff of the American Stock Exchange (the "Exchange") has recommended that the Common Stock be delisted from trading on the Exchange because of our failure to meet minimum financial requirements for continued listing. We have appealed this determination to the Board of Governors of the Exchange. The Board of Governors has extended our listing on the Exchange until March 31, 1999. However, there can be no assurance that our Common Stock will continue to be listed on the Exchange. If the Common Stock is delisted, it is likely that the Common Stock will be quoted on the National Association of Securities Dealers, Inc. (Nasdaq) Bulletin Board.


RISKS RELATING TO MEDICAL TECHNOLOGY COMPANIES


         Market prices of securities of medical technology companies, including the Common Stock, have experienced significant volatility from time to time. There may be volatility in the market price of the Common Stock due to factors that may not relate to our performance. Various factors and events, such as announcements by us or our competitors concerning new product developments, governmental approvals, regulations or actions, developments or disputes relating to patent or proprietary rights and public concern over product liability may have a significant impact on the market price of the Common Stock.


RISKS RELATING TO LOW STOCK PRICE

         If the Exchange delisted our Common Stock, it could become subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"). This rule imposes additional sales practice requirements on broker-dealers who sell so-called "penny" stocks to persons other than established customers and "accredited investors." Generally, accredited investors are individuals with a net worth of more than $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction before sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our shares in the secondary market.

         Subject to some exceptions, the Commission's regulations define a "penny stock" to be any non-exchange listed equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share. Unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market and the associated risks. The rules also require disclosure about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the rules require that broker-dealers send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         If our Common Stock became subject to the rules applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected.


RISKS RELATING TO GOVERNMENT REGULATION


         Both our and Neuromedical Systems' services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Medical Device Amendment to the Federal Food, Drug and Cosmetic Act. Sales to certain foreign countries are also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. The FDA actively enforces regulations prohibiting marketing without compliance with the premarket approval provisions of products and conducts periodic inspections to determine compliance with Good Manufacturing Practice regulations.

         Failure to comply with applicable regulatory requirements can result in fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could prevent us or Neuromedical Systems from obtaining, or affect the timing of, future regulatory approvals. The effect of governmental regulation may be to delay for a considerable period of time or to prevent the marketing and/or full commercialization of future products or services that we or Neuromedical Systems may develop and/or impose costly requirements on us or Neuromedical Systems. There can be no assurance that either we or Neuromedical Systems will be able to obtain regulatory approvals of any products on a timely basis or at all. Delays in receipt of or failure to receive such approvals or loss of previously received approvals would adversely affect the marketing of Neuromedical Systems' and our proposed products. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely effect Neuromedical Systems or NetMed.


RISKS RELATING TO THIRD PARTY REIMBURSEMENT

         In the United States, many Pap smears are currently paid for by the patient. Further, the level of reimbursement by third-party payers that do provide reimbursement differ considerably. Third-party payers (Medicare/Medicaid, private health insurance, health maintenance organizations, health administration authorities in foreign countries and other organizations) may affect the pricing or relative attractiveness of our products and services by regulating the maximum amount of reimbursement for products or services provided by us or by not providing any reimbursement at all. Restrictions on reimbursement may limit the price which we can charge for our products and services or reduce the demand for them. In the case of PAPNET testing, if the level of such reimbursement is significantly below what laboratories charge patients to perform the test, the size of the potential market available to us may be reduced. There can be no assurance of the extent to which costs of PAPNET testing will become reimbursable or that the level of reimbursement will be sufficient to permit us to generate substantial revenues in our PAPNET business.


RISKS RELATING TO MARKETABILITY


         Until successful completion and sale of the OxyNet system (if ever), our performance will depend upon sale of the PAPNET System. The extent of, and rate at which, market acceptance and penetration are achieved are functions of many variables including, but not limited to:

o        price

o        effectiveness

o        acceptance by patients, physicians and laboratories

o        manufacturing

o        slide processing and training capacity

o        reimbursement practice

o        marketing and sales efforts

There can be no assurance that the PAPNET System will achieve or maintain acceptance in our target markets.


RISKS RELATING TO COMPETITION

         We are aware of several companies that either have developed or are developing systems that are competitive with the PAPNET System and other technologies targeted for development by us. The sale of such products could have a material adverse effect on our business, financial condition and results of operations. Competitors may have substantially greater financial, manufacturing, marketing and technical resources, and represent significant potential long-term competition. Competitors may succeed in developing products that are more effective or less costly than any that may be developed by Neuromedical Systems or us. New developments are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and development by others will not render Neuromedical Systems' or our current and contemplated products obsolete. Competition may increase further as a result of advances that may be made in the commercial applicability of technologies and greater availability of capital for investment in these fields.


RISKS RELATING TO PRODUCT LIABILITY


         Our business could expose us to the risks inherent in the production and distribution of medical diagnostic and treatment equipment. Although Neuromedical Systems has attempted to reduce the exposure to product liability risk by disclosing the demonstrated range of accuracy of the PAPNET Testing System, there can be no assurance that we will not be exposed to liability resulting from the failure or inaccuracy of the PAPNET System. We currently carry no product liability insurance. However, Neuromedical Systems is required, under the terms of the Licenses, to name us as an additional insured on its product liability policies. There can be no assurance that Neuromedical Systems will have the resources necessary to purchase and maintain the insurance, that such insurance will be sufficient to cover potential claims, or that Neuromedical Systems will have adequate resources to indemnify us from any uninsured loss.


                              AVAILABLE INFORMATION


         This prospectus, which constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by us with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to us and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

         Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at:

         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Room 1024
         Washington, D.C. 20549

and at the following regional offices of the Commission:

         Midwest Regional Office
         Citicorp Center
         500 West Madison Street
         Suite 1400
         Chicago, IL 60661-2511

         Northeast Regional Office
         7 World Trade Center
         Suite 1300
         New York, NY 10048

Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information filed with the Commission may also be available at the Commission's site on the World Wide Web at http://www.sec.gov.

         Our Common Stock is listed on the American Stock Exchange, and copies of our reports, proxy statements and other information filed with the Commission under the Exchange Act, and other information concerning us, can be inspected at the American Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         We hereby incorporate by reference into this prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

         (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 27, 1998, and our Form 10-K/A, filed with the Commission on April 30, 1998 (the information under the heading "Recent Developments" should be read in conjunction with our financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 1997);

         (2) Our Definitive Proxy Statement for the Annual Meeting of the Shareholders, filed with the Commission on April 16, 1998;

         (3) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, filed with the Commission on May 15, 1998, the quarter ended June 30, 1998, filed with the Commission on August 14, 1998, and the quarter ended September 30, 1998, filed with the Commission on November 13, 1998; and

         (4) Our Current Reports on Form 8-K, filed with the Commission on April 14, 1998, July 21, 1998, September 9, 1998, September 10, 1998, and November 5, 1998.

         In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective date of fling of such documents with the Commission.

         Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference. This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits thereto, unless such exhibits are specifically incorporated by reference in such documents) are available without charge, upon written or oral request by any person to whom this prospectus has been delivered, by directing such request to NetMed, Inc., 6189 Memorial Drive, Dublin, Ohio 43017, Attention: President, telephone:
(614) 793-9356.


                           FORWARD LOOKING STATEMENTS


         Statements in this prospectus which relate to other than strictly historical facts, including statements about our plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products (including the Papnet(R) Testing System and the OxyNet(R) oxygen concentration device), are forward looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward- looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but are not limited to, our current reliance on a single product marketed under license from Neuromedical Systems, the corresponding dependence on Neuromedical Systems' patents and proprietary technology, government regulation, continuing losses from operations and negative cash flow, limited marketing and sales history, the impact of third party reimbursement decisions, the challenges of research and development of new products, and other risks detailed herein under the caption "Risk Factors." We undertake no obligation to publicly update or revise any forward-looking statements.


                                   THE COMPANY


         We are an Ohio corporation engaged in the business of acquiring, developing and marketing medical and health-related technologies. Our principal business activity is the marketing of the PAPNET(R) Testing System, which is a proprietary product of Neuromedical Systems. The PAPNET Testing System is a semi-automated cancer detection system for the review of cell, tissue or body fluid specimens, including cervical cytology specimens. Slides containing cytology specimens are processed using the PAPNET Testing System (either by the laboratory at its own facilities or at one of Neuromedical Systems's central facilities) which produces processed images for evaluation by the laboratory's cytotechnologists. Neuromedical Systems provides approximately one week of training to cytotechnologists from laboratories using the PAPNET System on the operation of the image review equipment and the interpretation of the images.

         We were originally organized in 1989 for the purpose of acquiring the exclusive territorial rights to market Neuromedical Systems' proprietary products in Ohio. In 1990, we acquired from Neuromedical Systems marketing rights for Kentucky and the Chicago, Illinois metropolitan area. On December 16, 1996, we completed a merger with Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP Partners, Inc., and Carolina Cytology, Inc. (the "Predecessor Companies"), which had held the rights to market the PAPNET Testing System in the states of Missouri, Georgia and North Carolina. We were the surviving corporation in the Merger. Upon completion of the Merger, we changed our name from Papnet of Ohio, Inc. to NetMed, Inc.

         In addition to exploiting our rights under the license agreement with Neuromedical Systems, our corporate mission is to become a well diversified health care technology company founded upon proprietary products that offer a distinct market advantage. Our intention is to follow the example of our initial investment, the PAPNET technology, in pursuing other opportunities in healthcare technology. Specifically, we intend to make early investments in selected healthcare technologies and apply our management and marketing resources to develop and implement strategies designed to significantly increase the value of the investment over a period of two to four years.


         In pursuit of this strategy, in early 1997 we entered into an agreement with CeramPhysics, Inc. of Westerville, Ohio ("Ceram"), pursuant to which we obtained the right to acquire 95% ownership of a

Ceram subsidiary that holds an exclusive world-wide license to Ceram's patented oxygen generation technology for all applications of the technology except oxygen sensors and fuel cells. Our acquisition of this interest was completed on April 3, 1998. It is our intention to incorporate the element into an oxygen generation device (the OxyNet(R) System) that we expect to manufacture and market to the home health care industry. See "Recent Developments."

         Our principal offices are located at 6189 Memorial Drive, Dublin, Ohio 43017, and our telephone number at that address is (614) 793-9356.

                               RECENT DEVELOPMENTS

         On April 3, 1998, we acquired from Ceram Oxygen Technologies, Inc. ("COTI") 95 common shares, representing 95 percent of COTI's outstanding common shares immediately following the closing, in exchange for a cash payment of $50,000 and delivery of a note in the principal amount of $150,000 (the "Note"). The Note provides for three equal principal payments of $50,000 on each of June 1, July 1, and August 1, 1998, together with interest at the rate of 8.5 percent per annum. Following this transaction, COTI's name was changed to "OxyNet, Inc." ("OxyNet"). The remaining 5 percent of OxyNet's outstanding common equity is owned by CeramPhysics, Inc. ("Ceram") of Westerville, Ohio. COTI holds an exclusive world-wide license to Ceram's patented oxygen generation technology for all applications of the technology except oxygen sensors and fuel cells. The consideration was applied by OxyNet to payment of a $200,000 license fee owed to Ceram, with $50,000 being paid in cash, and the balance by assignment of the Note.

         The acquisition was made pursuant to a February, 1997 agreement among us, COTI and Ceram, whereby we agreed to make advances to COTI to complete the fabrication and testing of a ceramic element incorporating the licensed technology. Pursuant to the agreement, through April 3, 1998, we had advanced $363,470 to COTI for this purpose. The agreement also provided that upon completion of an acceptance test of the ceramic element satisfactory to us, we had the right to acquire 95% of the equity of COTI for $200,000.

         It is our intention to incorporate the ceramic element into an oxygen generation device (the OxyNet(R) System) that we expect to manufacture and market to the home health care industry. We believe this system will be lighter, quieter, more reliable and less costly to operate than current systems. We expect to demonstrate a prototype of the system before the end of 1998 and to begin marketing a commercial version of the device in 1999. We also expect to develop other applications for the technology, including military and industrial applications. In August, 1998, OxyNet completed the private placement of 500 shares of Series A 8% Convertible Preferred Shares (the "OxyNet Shares") for gross proceeds of $500,000. These proceeds will be used for further development of the OxyNet product. The OxyNet Shares are convertible into Common Shares of OxyNet on a one share for one share basis. If there is not an initial public offering of the Common Shares of OxyNet within 18 months from the date of issuance of the OxyNet Shares (the "Issuance Date"), the OxyNet Shares may be exchanged at their original stated value, plus accrued dividends, for our Common Stock. This is a one time right to exchange the OxyNet Shares for our Common Stock and is only available for a period of 30 days following the Issuance Date.


         In December, 1998, we entered into a letter of intent with McGeneron, a member of the Messer Group of Companies, to jointly develop applications of the OxyNet technology. The letter of intent contemplates that the parties will execute a definitive agreement within 60 days.


                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of the Shares by the selling shareholders.


                              SELLING SHAREHOLDERS


         The 8,000,000 shares of our Common Stock described in this prospectus represent approximately 150% of the aggregate number of shares of our Common Stock which the selling shareholders would be entitled to acquire upon conversion of the Preferred Stock still outstanding, assuming the entire remaining principal balance of the outstanding Preferred Stock was converted on the date of this prospectus, plus 511,653 shares previously issued to the selling shareholders upon conversion of the Debentures. Except for the ownership of the

Preferred Stock (and any Shares on conversion thereof and Shares acquired upon conversion of the debentures), the selling shareholders have not had any material relationship within the past three years with us. The Shares are being registered to permit public secondary trading of the Shares, and the selling shareholders may offer the Shares for resale from time to time. See "Plan of Distribution."

         The selling shareholders are under the common management and control of Banque CPR, a French broker-dealer. The selling shareholders are precluded from converting shares of Preferred Stock which would, at any point in time, allow the selling shareholders to own more than 4.99% of our Common Stock. However, the selling shareholders may, over time, convert Preferred Stock into Common Stock representing, in the aggregate, more than 4.99% of the Common Stock so long as they do not exceed 4.99% ownership in the Common Stock at any one point in time. Column two of the following table, entitled "Number of Shares Beneficially Owned", represents 4.99% of the outstanding Common Stock as divided proportionately between the selling shareholders. Column three, entitled "Number of Shares Being Offered Hereby", reflects the aggregate number of shares of Common Stock that could be issued to the selling shareholders during the effectiveness of this Registration Statement. The selling shareholders have confirmed to us in writing that they disclaim beneficial ownership of the Preferred Stock (and the Common Stock issuable upon conversion) by each other selling shareholder.


                                                              Number of Shares          Number of Shares
                                    Number of Shares          Being Offered             Owned After
Name of Selling Shareholder         Beneficially Owned        Hereby                    Offering
---------------------------         ------------------        ------                    --------

CPR (USA), Inc.                     436,672                   5,840,000                 0
LibertyView Fund, LLC               122,627                   1,640,000                 0
LibertyView Plus Fund               38,882                    520,000                   0






         The Shares being offered by the selling shareholders hereby are issuable by us to the selling shareholders upon conversion of the Preferred Stock. The Preferred Stock and any dividends accrued thereon may be converted into Shares at any time. The Preferred Stock is entitled to cumulative annual dividends at the rate of 6% of stated value payable in Common Stock at the time of each conversion, and is convertible into shares of our Common Stock based on the "Conversion Price" at the time of conversion. The Conversion Price is an amount equal to 75% of the average closing bid price of the Common Stock on the American Stock Exchange for the previous three business days ending on the day before the conversion date. The Conversion Price is subject to equitable adjustment upon the occurrence of certain events, such as stock splits, stock dividends, reclassifications or combinations.

         A selling shareholder is prohibited from converting any portion of the Preferred Stock which would result in the Selling Shareholder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 under the Exchange Act, of 4.99% or more of the then issued and outstanding Common Stock.

         As required by the exchange agreement and related Registration Rights Agreement, in recognition of the fact that selling shareholders may wish to be legally permitted to sell any Shares acquired upon conversion of the Preferred Stock when they deem appropriate, we have filed with the Commission under the Act a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the Shares by the selling shareholders from time to time on the American Stock Exchange or in privately-negotiated transactions.

                              PLAN OF DISTRIBUTION


         The Shares being offered by the selling shareholders will be sold in one or more transactions (which may involve block transactions) on the American Stock Exchange or in privately-negotiated transactions. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price or such other price as each selling shareholder determines from time to time. A selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

         The selling shareholders may also sell the Shares of Common Stock directly to market makers acting as principals and/or to broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the selling shareholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the selling shareholders will attempt to sell Shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the Shares offered hereby will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered hereby, may be deemed "underwriters" as that term is defined in the Securities Act.

         The selling shareholders have agreed that they will not pay more than the normal brokerage compensation and that they will not enter into arrangements for special selling efforts without first advising us and cooperating in the disclosure of the same in a revised or supplemental prospectus.

         The selling shareholders, alternatively, may sell all or any part of the Shares offered hereby through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling shareholders enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 20,000,000 Common Shares, without par value, 250,000 shares of Voting Preferred Stock, and 250,000 Shares of Nonvoting Preferred Stock. There are currently outstanding 11,673,422 shares of Common Stock, and 100,000 shares of Preferred Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

COMMON STOCK

         Holders of validly issued and outstanding shares of Common Stock are entitled to one vote per share of record on all matters to be voted upon by shareholders. At a meeting of shareholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Articles of Incorporation ("Articles") or Code of Regulations ("Regulations"). Our Articles eliminate the right of shareholders to cumulate their votes in the election of directors. Shareholders have no preemptive or other rights to subscribe for additional shares nor any other rights to convert their Common Stock into any other securities.

         Subject to the preferences that may be applicable to the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The payment by us of dividends, if any, rests within the discretion of its Board of Directors and will depend upon our operating results, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors. We may enter into bank credit agreements which include financial covenants restricting the payment of dividends. See "Dividend Policy."

         Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to shareholders are distributable ratably among the holders of Common Stock at that time outstanding, subject to prior distribution rights of our creditors and preferential rights of any outstanding shares of Preferred Stock.

PREFERRED STOCK

          The Articles authorize the Board of Directors to issue up to 250,000 shares of Voting Preferred Stock and up to 250,000 shares of Nonvoting Preferred Stock in one or more series and to establish such relative dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of our shareholders. The issuance of Preferred Stock by the Board of Directors could be used, under certain circumstances, as a method of delaying or preventing a change in control and could permit the Board of Directors, without any action by holders of Common Stock, to issue Preferred Stock which could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control. In certain circumstances, this could have the effect of decreasing the market price of the Common Stock.

         The issuance of any series of Preferred Stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, our future capital needs, the then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of Preferred Stock.


         On October 27, 1998, the directors authorized the creation of 100,000 shares of Voting Preferred Stock to be known as the "Series A, 6% Convertible Preferred Stock." These shares were used pursuant to the exchange agreement whereby holders of the Debentures received an equal number of Preferred Stock for their interests in the Debentures.


                 CERTAIN PROVISIONS OF ARTICLES AND REGULATIONS


         The following brief description of certain provisions of our Articles and Regulations does not purport to be complete and is subject in all respects to the provisions of the Articles and Regulations, copies of which have been filed as exhibits to the Registration Statement of which this prospectus is a part.


CLASSIFIED BOARD OF DIRECTORS

         Our Regulations provide for the Board of Directors to be divided into three classes (unless there are fewer than 9 directors in which case there will be two classes) of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for us.

DIRECTORS' RESPONSE TO ACQUISITION PROPOSALS

         Our Articles provide that the Board of Directors must base our response to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in our best interest. In evaluating what is in our best interest, the Board of Directors must consider all relevant factors including, without limitation, the best interest of the shareholders which, for this purpose, requires the Board of Directors to consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of our stock, but also in relation to our current value in a freely negotiated transaction and in relation to the Board of Directors' then estimate of our future value as an independent entity or as the subject of a future Acquisition Proposal; and such other factors as the Board of Directors determines to be relevant, including, among other factors, our long-term and short-term interests and our subsidiaries and their businesses and properties and the social, legal and economic effects upon the employees, suppliers, customers, creditors and other affected persons, firms and corporations and on the communities and geographical areas in which we and our subsidiaries operate or are located. "Acquisition Proposal" is defined in the Articles as any proposal for our consolidation or merger with another corporation, any share exchange involving our outstanding capital stock, any liquidation or dissolution of us, any transfer of all or a material portion of our assets and any tender offer or exchange offer for any of our outstanding stock.

DIRECTOR AND OFFICER INDEMNIFICATION

         The Articles provide that we may indemnify any director, officer, or any former director or officer, and any person who is or has served at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or hers heirs, executors and administrators) against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided shall not be deemed to restrict our right to (i) indemnify employees, agents and others as permitted by law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to us, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities asserted against them or incurred by them arising out of their service to us as contemplated herein.

REMOVAL OF DIRECTORS

         Our Regulations provide that any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of all of our outstanding shares of capital stock entitled to vote on the election of directors at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least 66-2/3% of the entire Board, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock present in person or represented by proxy and entitled to vote on the election of directors at a meeting of shareholders called for that purpose. These provisions, when coupled with provisions of the Regulations authorizing only the Board of Directors to fill vacant directorships, will preclude our shareholders from removing incumbent directors without cause, and simultaneously gaining control of the Board of Directors by filling the vacancies with their own nominees.

         The term "cause" is not defined in the Articles or the Ohio General Corporation Law. Consequently, any question concerning the legal standard for "cause" would have to be judicially determined and such a determination could be difficult, expensive and time consuming.

MEETINGS OF SHAREHOLDERS

         The Regulations provide that annual meetings of shareholders shall be held at such time and on such business day as the Board of Directors may determine. Except as otherwise provided by law or by the Articles, a quorum for any meeting of the shareholders is a majority of the capital stock issued and outstanding and entitled to vote at the meeting. Special meetings of shareholders may be called by the Chairman of the Board, President or Chief Executive Officer or by the Board of Directors by action at a meeting or a majority of the directors without a meeting or by shareholders holding 50% or more of the voting power entitled to elect directors.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         The Regulations provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, our principal executive office, not less than 30 days nor more than 60 days prior to the scheduled meeting (or, if less than 40 days' notice of the meeting is given to shareholders not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed, or (ii) the day on which public disclosure of the date of the special meeting was made). The Regulations also specify certain requirements pertaining to the form and substance of a shareholder's notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting or from bringing other matters before the shareholders at a meeting.

VOTING REQUIREMENTS

         The Regulations provide that certain provisions in the Regulations may not be altered, amended or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless such action is approved by the affirmative vote of the holders of at least 80% of all of our outstanding shares of capital stock entitled to vote on such matter at a meeting of shareholders called for that purpose.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         The Regulations also specify certain requirements pertaining to the form and substance of a shareholder's notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting or from bringing other matters before the shareholders at a meeting.

         Although the Articles and Regulations do not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect our own slate of directors or to approve our own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. On the other hand, by requiring advance notice of nominations by shareholders, these shareholder notice procedures afford the Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. By requiring advance notice of other proposed business, the shareholder notice procedures provide a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board, provide the Board with an opportunity to inform shareholders, prior to such meeting, of any business proposed to be conducted at the meeting, together with any recommendations by the Board or statements as to the Board's position regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of any such business.

OHIO GENERAL CORPORATION LAW

         Certain provisions of the General Corporation Law of Ohio and of our Articles and Regulations, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by shareholders.

         Section 1701.59 of the Ohio General Corporation Law provides that a director shall not be found to have violated his duties under the Ohio General Corporation Law unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinary prudent person in a like position would use under similar circumstances. Further, such section provides that a director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Chapter 1704 of the Ohio General Corporation Law prohibits certain transactions between a Ohio corporation and an "interested shareholder." Chapter 1704 allows for a corporation to exclude itself from Chapter 1704 by exempting itself in its articles of incorporation. We have not included such an exemptive provision in the Articles.

                                     EXPERTS

         Our financial statements as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in our 1997 Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby has been passed upon for us by Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215.

===============================================================================


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN REGARDS TO THE OFFER MADE IN THIS PROSPECTUS. ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, THE SELLING SHAREHOLDERS OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS ONLY OFFERS THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS.






                           ---------------------------




                                8,000,000 SHARES



                                  NETMED, INC.


                                  COMMON STOCK







                           ---------------------------

                                   PROSPECTUS

                           ---------------------------







                                December __, 1998






===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses relating to the registration of the Shares of Common Stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Registrant. The following table shows the amount of such expenses in connection with the sale and distribution of the Shares:

         Item                                            Amount
         ----                                            ------


Securities and Exchange Commission
  Registration Fee                                       $834.00


Legal Fees and Expenses                                10,000.00


Accounting Fees and Expenses                            2,500.00

Miscellaneous Expenses                                  1,500.00


         Total                                        $14,834.00



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Ohio General Corporation Law, Article NINTH of the Registrant's Amended and Restated Articles of Incorporation ("Articles") provides that a director, officer, incorporator, or any former officer or director of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the Ohio General Corporation Law.

         Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the Ohio General Corporation Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law.

         The above discussion of the Registrant's Articles and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in our entirety by such Articles of Incorporation and statute.

ITEM 16. EXHIBITS.


      EXHIBIT                                   EXHIBIT
      NUMBER                                  DESCRIPTION
      ------                                  -----------


        4.1 Articles FOURTH, SIXTH, SEVENTH, EIGHTH, TENTH, and ELEVENTH, of the Registrant's Amended and Restated Articles of Incorporation and Articles I, V and VII of the Registrant's Amended and Restated Regulations. (Previously filed as Exhibit 4(b) to the Registration Statement on Form S-4, Registration No. 333-8199, and incorporated herein by reference.)


        4.2 Certificate of Amendment to Registrant's Amended and Restated Articles of Incorporation. (Previously filed as Exhibit 4.2 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

         5                 Opinion of Porter, Wright, Morris & Arthur.
                           (Previously filed as Exhibit 5 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)


        23                 Consent of Ernst & Young LLP.*


        24 Powers of Attorney. (Previously filed as Exhibit 24 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.1 Convertible Debenture Exchange Agreement, dated October 27, 1998, among the Registrant, CPR (USA) Inc., LibertyView Fund, LLC, and LibertyView Plus Fund. (Previously filed as Exhibit 99.1 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.2 Registration Rights Agreement, dated October 27, 1998, among the Registrant, CPR (USA) Inc., LibertyView Fund, LLC, and LibertyView Plus Fund. (Previously filed as Exhibit 99.2 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.3 Amended and Restated Agreement, dated November 23, 1998, between Neuromedical Systems, Inc. and the Registrant.*



         *   Filed with this Amendment.

ITEM 17. UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) It will file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that the undertakings set forth in paragraphs 3(i) and (ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (4) It will remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on December 18, 1998.


                                               NETMED, INC.

                                          By: /s/ Kenneth B. Leachman
                                             -----------------------------------
                                                  Kenneth B. Leachman, Vice
                                                  President - Finance and
                                                  Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----
           *David J. Richards                      President, Director                  )     December 18, 1998
-----------------------------------------          (Principal Executive Officer)        )
            David J. Richards                                                           )
                                                                                        )
                                                                                        )
        /s/ Kenneth B. Leachman                    Vice President-Finance, Treasurer    )     December 18, 1998
-----------------------------------------          (Principal Financial and Accounting  )
            Kenneth B. Leachman                    Officer)                             )
                                                                                        )
                                                                                        )
                                                                                        )
            *S. Trevor Ferger                      Director                             )     December 18, 1998
-----------------------------------------                                               )
             S. Trevor Ferger                                                           )
                                                                                        )
                                                                                        )
            *Cecil J. Petitti                      Director                             )     December 18, 1998
-----------------------------------------                                               )
             Cecil J. Petitti                                                           )
                                                                                        )
                                                                                        )
             *Michael S. Blue                      Director                             )     December 18, 1998
-----------------------------------------                                               )
              Michael S. Blue                                                           )
                                                                                        )
                                                                                        )
             *Robert J. Massey                     Director                             )     December 18, 1998
-----------------------------------------                                               )
              Robert J. Massey                                                          )
                                                                                        )
                                                                                        )
             *James F. Zid                         Director                             )     December 18, 1998
-----------------------------------------                                               )
              James F. Zid                                                              )
                                                                                        )



*By: /s/ Kenneth B. Leachman
    ---------------------------------------------------
     Kenneth B. Leachman
     Attorney-in-fact for each of the persons indicated

      EXHIBIT
      NUMBER                                 DESCRIPTION
      ------                                 -----------


       4.1 Articles FOURTH, SIXTH, SEVENTH, EIGHTH, TENTH, and ELEVENTH, of the Registrant's Amended and Restated Articles of Incorporation and Articles I, V and VII of the Registrant's Amended and Restated Regulations. (Previously filed as Exhibit 4(b) to the Registration Statement on Form S-4, Registration No. 333-8199, and incorporated herein by reference.)


       4.2 Certificate of Amendment to Registrant's Amended and Restated Articles of Incorporation. (Previously filed as Exhibit 4.2 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

        5                  Opinion of Porter, Wright, Morris & Arthur.
                           (Previously filed as Exhibit 5 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)


        23                 Consent of Ernst & Young LLP.*


        24 Powers of Attorney. (Previously filed as Exhibit 24 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.1 Convertible Debenture Exchange Agreement, dated October 27, 1998, among the Registrant, CPR (USA) Inc., LibertyView Fund, LLC, and LibertyView Plus Fund. (Previously filed as Exhibit 99.1 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.2 Registration Rights Agreement, dated October 27, 1998, among the Registrant, CPR (USA) Inc., LibertyView Fund, LLC, and LibertyView Plus Fund. (Previously filed as Exhibit 99.2 to the Registration Statement on Form S-3, Registration No. 333-66679, and incorporated herein by reference.)

       99.3 Amended and Restated Agreement, dated November 23, 1998, between Neuromedical Systems, Inc. and the Registrant.*



        *      Filed with this Amendment.